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                                                                    Exhibit 3(a)


                           CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF INCORPORATION
                                      OF
                            HUGHES AIRCRAFT COMPANY

     Hughes Aircraft Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the sole stockholder of the Corporation did consent to and adopt the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, That Article 1 of the Certificate of Incorporation of this corporation is hereby amended to read as follows:

          "1.  The name of the corporation is HE Holdings, Inc."

     SECOND: That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Chairman of the Board and attested by its Secretary this 8th day of December, 1995.


                                         HUGHES AIRCRAFT COMPANY

                                         By:  /s/ Michael T. Smith
                                            ----------------------------
                                                  M. T. Smith
                                                  Chairman of the Board

Attest:

By: /s/ R. M. Hall
   --------------------------
        R. M. Hall
        Secretary

                         CERTIFICATE OF INCORPORATION
                                      OF
                            HUGHES AIRCRAFT COMPANY


     FIRST:   The name of the corporation is HUGHES AIRCRAFT COMPANY

     SECOND: Its principal office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD:   The nature of the business, or objects or purposes to be
transacted, promoted or carried on are:

     To manufacture, build, construct, fabricate, assemble, rebuild, repair or otherwise produce or maintain, to design, invent, improve, or otherwise create or develop, to purchase, lease or otherwise acquire, to hold, use or operate, to sell, assign, transfer, lease, charter, convey, mortgage, pledge or otherwise realize upon or dispose of, and generally to deal in and with airplanes, helicopters, gliders, tow planes, and other aircraft of any kind or description whatsoever, and any, and all parts thereof and materials therefor, including motors, machines, tools, equipment, instruments, devices, appliances, apparatus, supplies and accessories of every kind or description, relating to, or useful in connection with, air-borne transportation.

     To transport persons and property by airplanes, helicopters, gliders, tow planes, or other aircraft of any kind or description, and to conduct and operate air lines and other transport service for the transportation of pass-engers, mail, merchandise and freight by air, including transportation by any other means on land or water between flying fields, stations and terminals, or as incident to, or necessary or useful in the carrying on of a general air-borne passenger, freight and transportation business.

     To build, make, construct, purchase, lease or otherwise acquire, to own, occupy, possess or otherwise hold, to maintain, operate, improve or otherwise use, to sell, assign, transfer, lease, convey, mortgage, pledge or otherwise realize upon or dispose of, and generally to deal in and with, buildings, plants, factories, airports, flying fields, terminals, depots, radio stations and equipment, structures, equipment, facilities and all other property and things of every kind or description necessary, relating to, or useful in connection with, any of the business, objects or purposes of this corporation.

     To establish, operate, manage and control establishments for the training and instruction of personnel necessary and desirable in connection with such operations.

     To manufacture, design, assemble, purchase, or otherwise acquire, own, hold, install, repair, service, maintain and otherwise use, sell, distribute, mortgage, pledge, lease, license the manufacture, sale and distribution of, and otherwise dispose of, at wholesale, retail, on commission or otherwise, electronic and radionic devices, apparatus, equipment and products of all kinds, and radio broadcasting and receiving devices, apparatus and equipment, television transmitting and receiving devices, apparatus and equipment, sound recording and reproducing devices, mechanical and electrical products of all kinds and any devices, parts, accessories, materials, ma-chinery and equipment used or useful in connection therewith.

     To manufacture, produce, purchase or otherwise acquire, sell, mortgage, pledge, assign, transfer or otherwise encumber or dispose of, distribute, rent, lease, operate, exhibit or otherwise deal in or with motion pictures, motion picture photoplays and sound and/or talking pictures of every character and description, motion picture films, lights, cameras, lenses, projecting machines, sound or voice recording and reproducing apparatus, including any innovations of the same, and any machinery, apparatus, equipment, devices and materials of every kind and character necessary or desirable in any such business, or for use in the motion picture or sound or talking picture industry or in theatrical presentations of any kind, to build, establish, produce, lease, rent, purchase, or otherwise acquire control, manage, and to mortgage, encumber and dispose of and to maintain, operate, manage and control theatres and other places and property, both real and personal, for the production, distribution, or exhibition of motion pictures, photoplays and sound and/or talking pictures or dramatic, operatic, musical, vaudeville or public amusement of any character, or other performaces; and to produce dramatic, operatic, musical, vaudeville or public amusement or theatrical presentations of any kinds; to edit, publish, produce and circulate magazines, periodicals, literatures, pamphlets or other printed matter relating to motion pictures or the motion pictures industry, or theatrical presentations or any other character of public amusement or entertainment; to purchase or otherwise acquire, deal in, handle, sell, pledge or otherwise dispose of literary artistic and other material; and to engage, employ and otherwise acquire, use, contract for, sell and otherwise dispose of the service of authors, playwrights, scenario writers, artists, technicians, actors and actresses, directors, recording and reproducing engineers, and other persons necessary or desirable in connection with or incident to or in any wise appertaining to either or any or all of the foregoing purposes; to make advancements of funds and to lend money and/or to extend credits to any person, firm, corporation or association or persons for the advancement or accomplishment of either, any or all of the corporate purposes or objects herein set forth, and to take any kind of security desirable therefor, and to take an interest in any enterprise or business to which such loans or credits may be extended as a profit sharing in such business or enterprise and as compensation in whole or in part for such loans or extensions of credits, as the Board of Directors may, at any time, deem desirable.

     To transmit, broadcast, receive, exhibit, reproduce or otherwise traffic in plays, pictures, motion pictures, sound and/or talking pictures, vaudeville, musical and/or theatrical presentations and/or public amusement of any kind, by means of wireless, radio and/or any other process, means, method or device which may now be used or which may hereafter be known, discovered, used or invented.

     To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer or otherwise encumber or dispose of and to invest, trade and deal in and with goods, wares and merchandise and real and personal property of every class and description.

     To mine, dig for or otherwise obtain from the earth, petroleum, rock or carbon oils, natural gas and other volatile mineral substances; to manufacture, refine, prepare for market, buy, sell and transport the same in the crude or refined con-dition; to acquire for these purposes gas and oil lands, leaseholds and other interests in real estate and gas, oil and other rights; to construct and maintain conduits and lines of tubing and piping for the transportation of natural gas or oil for the public generally as well as for the use of said corporation; to transport such oil and gas by means of such pipes, tank cars or otherwise and to sell and supply the same to others; to lay, buy, sell and operate pipes, pipelines and storage tanks to be used for the purpose of transporting and storing oils and gas, and of doing a general pipeline and storage business; to construct and maintain gas wells, oil wells and refineries and to buy, sell and deal in gas and oil; to construct and maintain all railways, tramways, telegraph and telephone lines necessary or convenient in the prosecution of the business of the company; to buy, manufacture and sell timber from the lands of the company; to obtain and prepare for market such other valuable mineral or minerals as may be discovered in developing the lands of the company; to carry on in connection with any or all of said purposes the business of buying and selling goods, wares and merchandise; and to do and transact all business properly connected with or incidental to any or all of said objects and purposes.

     To transact any manufacturing or mining business, and to purchase and sell goods, wares and merchandise used for such business.

     To transact any manufacturing or mining business, and to purchase and sell goods, wares and merchandise used for such business.

     To establish and maintain an oil business with authority to contract for the lease and purchase of the right to prospect for, develop and use coal and other minerals, petroleum and gas; also the right to erect, build and own all necessary oil tanks, cars and pipes necessary for the operation of the business of the same.

     To establish and maintain a drilling business, with authority to own and operate drilling rigs, machinery, tools and apparatus necessary in the boring, or otherwise sinking of wells in the production of oil, gas or water, or either, and the purchase and sale of such goods, wares and merchandise used for such business.

     To supervise and manage properties for other persons, corporations and associations; to act as agent, broker or attorney in fact for any other person, corporation or association; to negotiate sales, leases, mortgages and contracts affecting real or personal property of other persons, corporations or associations wherever situated; and generally to maintain, conduct and carry on the business of agent and broker in the real estate, insurance or other lawful business.

     To acquire, and pay in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To buy, sell or otherwise deal in notes, open accounts and other similar evidences of debt, or to loan money and take notes, open accounts, and other similar evidences of debt as collateral security therefor.

    To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

    To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     The object and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is seventy-five thousand (75,000); all of such shares shall be without par value.

     FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000,000).

     SIXTH: The names and places of residences of the incorporators are as follows:

           NAMES                                   ADDRESSES

1.   Francis J. O'Hara, Jr.                  Washington, D.C.

2.   S. M. Brown                             Wilmington, Delaware

3.   A. D. Atwell                            Townsend, Delaware

     SEVENTH:  The corporation is to have perpetual existence.

     EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     TENTH: The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulation the accounts and books of the corporation, (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the corporation, except as conferred by statute, unless authorized by a resolution duly adopted at a regularly constituted meeting of the
                                     -10-

Board of Directors or of the stockholders, or by the written assent, filed with the Secretary, of a majority of the directors or of the holders of a majority of the stock having voting power.

     ELEVENTH: In the absence of fraud, no contract or transaction between this corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this corporation individually may be a party to, or may be interested in any such contract or transaction of this Corporation; and no such contract or transaction of this corporation with any person or persons, firm, association or corporation shall be affected by the fact that any director or officer of this corporation is a party to, or interested in such contract or transaction, or in any way connected with such person or persons, firm, association or corporation; and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any person, firm, association or corporation in which he may be in any wise interested.

     TWELFTH: Any and all of this Corporation's directors or officers or former directors or officers or any person who may have served at this corporation's request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor, shall be indemnified against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of this corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding, when settling appears to be in the interest of the corporation.

     THIRTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement

                                     -12-
and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     FOURTEENTH: Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     FIFTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 17th day of December, A. D. 1953.

                                                   Frances J. O'Hara, Jr. (SEAL)
                                                   ----------------------------
                                                   S.M. Brown             (SEAL)
                                                   ----------------------------
                                                   A.D. Atwell            (SEAL)
                                                   ----------------------------

STATE OF DELAWARE     )
                      )    SS:
COUNTY OF NEW CASTLE  )

     BE IT REMEMBERED, That on this 17th day of December, A.D. 1953, personally came before me, M. Ruth Mannering, a Notary Public for the State of Delaware, Francis J. O'Hara, Jr., S. N. Brown, and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.


                               M. Ruth Mannering
                               -----------------
                                 Notary Public


M. RUTH MANNERING
NOTARY PUBLIC
APPOINTED FEB. 11, 1953
TERM TWO YEARS
STATE OF DELAWARE

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